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                                                                  EXHIBIT (b)(2)


                            LAZARD FRERES & CO. LLC
                              30 ROCKEFELLER PLAZA
                              NEW YORK, N.Y. 10020
                                      ----
                            TELEPHONE (212) 632-6000
                            FACSIMILE (212) 632-6060

                                    NEW YORK

                                 July 20, 1999



The Board of Directors and the Special Committee
 of the Board of Directors
Maxxim Medical, Inc.
10300 49th Street
North Clearwater, FL 33762

     We hereby consent to the reference to the opinion of our Firm in the Proxy Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       LAZARD FRERES & CO. LLC



                                       By /s/ Stephen H. Sands
                                          -----------------------------
                                          Stephen H. Sands
                                          Managing Director